UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009
NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive San Jose, CA 95134 (Address, including zip code, of principal executive offices)

(408) 907-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 21, 2009, NETGEAR, Inc. (the "Company") and Christine Gorjanc, the Company's Chief Financial Officer, entered into Amendment #2 (the "Amendment") to the Employment Agreement between the parties dated November 16, 2005, as amended (the "Original Agreement"). The Amendment amended Ms. Gorjanc's terms of severance. The Original Agreement provided, among other things, that if Ms. Gorjanc is terminated without cause, then (a) Ms. Gorjanc would receive severance payments at her final base salary rate until thirteen (13) weeks after the date of such termination without cause, and (b) Ms. Gorjanc would be entitled to continue to have stock options vest during the three (3) month period following the date of such termination without cause. The Amendment changes the period of time in (a) above to twenty-six (26) weeks and in (b) above to twelve (12) months.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description

10.1 Amendment #2 to Employment Agreement dated September 21, 2009 between the Company and Christine Gorjanc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: September 21, 2009 By: /s/ Andrew W. Kim

Andrew W. Kim

Vice President, Legal and Corporate Development

EXHIBIT INDEX

Exhibit Number Description

10.1 Amendment #2 to Employment Agreement dated September 21, 2009 between the Company and Christine Gorjanc